HANNIS T. BOURGEOIS, L.L.P.

                          Certified Public Accountants

                          2322 Tremont Drive, Suite 200
                              Baton Rouge, LA 70809
                              Phone: (225) 928-4770
                               Fax: (225) 926-0945


                               September 22, 1999



Securities and Exchange Commission
450 5th Street
Washington, D.C.  20549

Ladies and Gentlemen:

We have read statements and comments of The Shaw Group Inc. included under item 4 of its Form 8-K dated September 22, 1999, and we agree with such statements and comments.

                                         Respectfully submitted,

                                         HANNIS T. BOURGEOIS, L.L.P.

                                         /s/ Hannis T. Bourgeois, L.L.P.